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                                 EXHIBIT 10.11

                          PURCHASE AND SALE AGREEMENT

                     BETWEEN THE IX-X-XI-REIT JOINT VENTURE

                                      AND

                     SCI DEVELOPMENT SERVICES INCORPORATED
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                           PURCHASE AND SALE AGREEMENT
                   Ogden Distribution Center (Iomega Building)

                       ARTICLE 1: PROPERTY/PURCHASE PRICE

      1.1   Certain Basic Terms.

      (a)   Purchaser and Notice Address:

                              WELLS DEVELOPMENT CORPORATION, a Georgia corporation
                              Attn: Michael C. Berndt
                              3885 Holcomb Bridge Road
                              Norcross, Georgia 30092
                              Telephone: 800-448-1010
                              Facsimile: 770-840-7224

            With a copy to:   O'Callaghan & Stumm, LLP
                              Attn: William L. O'Callaghan, Jr.
                              127 Peachtree Street, N.E., Suite 1330
                              Atlanta, Georgia 30303
                              Telephone: 404/522-2002
                              Facsimile: 404/522-3080

      (b)   Seller and Notice Address:

                              SCI Development Services Incorporated, a
                              Delaware corporation
                              Attn: Mark Degner
                              14100 East 35th Place
                              Aurora, Colorado 80011
                              Telephone: 303/576-2621
                              Facsimile: 303/576-2602

            With a copy to:   Mayer, Brown & Platt
                              Attn: George Ruhlen
                              141 East Palace Avenue
                              Santa Fe, New Mexico 87501
                              Telephone: 505/820-8185
                              Facsimile: 505/820-7334

      (c)   Date of this      The date of execution by Seller or Purchaser, as
            Agreement:        indicated on the signature page.

      (d)   Purchase Price:   $5,025,000

      (e)   Earnest Money:    $50,000, including interest thereon.

      (f)   Due Diligence     The period ending 45 days after the date of this
            Period:           Agreement.

      (g)   Closing Date:     The later of April 1, 1998 and the date which is 3
                              days after the end of the Due Diligence Period.
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      (h)   Title Company:    Chicago Title Insurance Company Attn: Frank Jansen
                              700 South Flower Street, Suite 920 Los Angeles,
                              California 90017 Telephone: 213/488-4346
                              Facsimile: 213/891-0834

      (i)   Escrow Agent:     Founders Title
                              1133 North Main Street
                              Layton, Utah 84041
                              Attn: Jim Morris
                              Telephone: 801/546-0606
                              Facsimile: 801/546-0635

      (j)   Broker:           The Royston Group

      1.2 Property. Subject to the terms of this Purchase and Sale Agreement (the "Agreement"), Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (the "Property"):

      (a) The real property described in Exhibit A, together with the buildings and improvements thereon (the "Improvements"), and all appurtenances of the above-described real property, including easements or rights-of-way relating thereto, and, without warranty, all right, title, and interest, if any, of Seller in and to the land lying within any street or roadway adjoining the real property described above or any vacated or hereafter vacated street or alley adjoining said real property.

      (b) All of Seller's right, title and interest, in and to all fixtures, furniture, equipment, and other tangible personal property, if any, owned by Seller (the "Personal Property") presently located on such property, but specifically excluding any items of personal property owned by tenants.

      (c) All of Seller's interest, as landlord, in the "Lease," being all leases of the Improvements, and all leases which may be made by Seller after the date hereof and before Closing as permitted by this Agreement, including all amendments thereto.

      (d) All of Seller's right, title and interest, if any, in and to all of the following items, to the extent assignable and without warranty (the "Intangible Personal Property"): (A) licenses, and permits relating to the operation of the Property, (B) the right to use the name of the property (if any) in connection with the Property, but specifically excluding any trademarks, service marks and trade names of Seller and with reservation by Seller to use such name in connection with other property owned by Seller in the vicinity of the Property, and (C) if still in effect, guaranties and warranties received by Seller from any contractor, manufacturer or other person in connection with the construction or operation of the Property.

      1.3 Earnest Money. The Earnest Money, in immediately available federal funds, evidencing Purchaser's good faith to perform Purchaser's obligations under this Agreement, shall be deposited by Purchaser with the Escrow Agent not later than the second business day after the execution of this Agreement. In the event that Purchaser fails to timely deposit the Earnest Money with the Escrow Agent, this Agreement shall be of no force and effect. The Escrow Agent shall pay the Earnest Money to Seller at and upon the Closing, or otherwise, to the party entitled to receive the Earnest Money in accordance Article 9.

                             ARTICLE 2: INSPECTIONS

      2.1 Property Information. Seller shall provide copies to Purchaser, within 5 days after the date of this Agreement, to the extent in Seller's possession, the following ("Property Information"):


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      (a) the Lease including all amendments;

      (b) 1996, 1997 and year to date operating statements (the "Operating Statements");

      (c) a list and copies of any management, service or maintenance agreements, if any, relating to the Property ("Service Contracts");

      (d) any existing title reports, tax bills and land title survey of the Property; and

      (e) any environmental, architectural and engineering reports prepared for Seller and, to Seller's knowledge, in its possession in connection with Seller's purchase, ownership or management of the Property.

      Except as otherwise expressly provided herein, Seller makes no representations or warranties as to the accuracy or completeness of the Property Information.

      2.2 Tenant Estoppel. Seller shall endeavor to secure and deliver to Purchaser by the Closing Date an estoppel certificate for the Lease substantially in the form attached hereto as Exhibit B. Purchaser may terminate this Agreement if by the Closing Date Seller has not delivered such estoppel; provided, however, Purchaser may not terminate this Agreement on the basis that paragraphs (j), (k) and/or (l) as set foth in Exhibit B are deleted from the estoppel certificate delivered to Seller.

      2.3 Confidentiality. The Property Information and all other information, other than matters of public record, furnished to, or obtained through inspection of the Property by, Purchaser, its affiliates, lenders, employees or agents relating to the Property, will be treated by Purchaser, its affiliates, lenders, employees and agents as confidential, and will not be disclosed other than on a need-to-know basis to Purchaser's consultants who agree to maintain the confidentiality of such information, and will be returned to Seller by Purchaser if the Closing does not occur.

      2.4 Inspections in General. During the Due Diligence Period, Purchaser, its agents, and employees shall have the right to enter upon the Property for the purpose of making non-invasive inspections at Purchaser's sole risk, cost and expense. Before any such entry, Purchaser shall provide Seller with a certificate of insurance reasonably satisfactory to Seller. All of such entries upon the Property shall be at reasonable times during normal business hours and after at least 24 hours prior notice to Seller or Seller's agent, and Seller or Seller's agent shall have the right to accompany Purchaser during any activities performed by Purchaser on the Property. Purchaser shall not disturb the tenants on the Property, and Purchaser's inspection shall be subject to the rights of tenants under their Lease. At Seller's request, Purchaser shall provide Seller with a copy of the results of any tests and inspections made by Purchaser, excluding only market and economic feasibility studies. If any inspection or test disturbs the Property, Purchaser will restore the Property to the same condition as existed before the inspection or test. Purchaser shall defend, indemnify Seller and hold Seller, Seller's trustees, officers, tenants, agents, contractors and employees and the Property harmless from and against any and all losses, costs, damages, claims, or liabilities, including but not limited to, mechanic's and materialmen's liens and Seller's attorneys' fees, arising out of or in connection with Purchaser's inspection of the Property as allowed herein.

      2.5 Environmental Inspections. The inspections under Paragraph 2.4 may include a non-invasive Phase I environmental inspection of the Property, but no Phase II environmental inspection or other invasive inspection or sampling of soil or materials, including without limitation construction materials, either as part of the Phase I inspection or any other inspection, shall be performed without the prior written consent of Seller, which may be withheld in its sole and absolute discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to Seller's review and approval. Purchaser shall deliver to Seller copies of any Phase II or other environmental report to which Seller consents as provided above.

      2.6 Termination During Due Diligence Period. If Purchaser determines, in its sole discretion, before the expiration of the Due Diligence Period that the Property is unacceptable for Purchaser's purposes, Purchaser


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shall have the right to terminate this Agreement by giving to Seller notice of termination before the expiration of the Due Diligence Period, returning the Property Information to Seller, and delivering to Seller a certified statement that all work which could give rise to a claim against the Property has been paid in full. Upon such deliveries, and provided Purchaser is not in default hereunder, Seller shall authorize the Escrow Agent to refund the Earnest Money to Purchaser, and neither party shall have any further rights or liabilities hereunder except for those provisions which survive the termination of this Agreement. Return of the Property Information and repair of any damage to the Property caused by Seller, its agents, contractors or employees shall be a condition precedent to the return of the Earnest Money pursuant to any provision of this Agreement providing for a return of the Earnest Money.

      2.7 Purchaser's Reliance on its Investigations. To the maximum extent permitted by applicable law and except for Seller's representations and warranties in Paragraph 6.5 and 7.1 and the warranties of title in the Deed and Assignment of Lease and Contracts and Bill of Sale delivered at the Closing ("Seller's Warranties"), this sale is made and will be made without representation, covenant, or warranty of any kind (whether express, implied, or, to the maximum extent permitted by applicable law, statutory) by Seller. As a material part of the consideration for this Agreement, PURCHASER AGREES TO ACCEPT THE PROPERTY ON AN "AS IS" AND "WHERE IS" BASIS, WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATION OR WARRANTY, ALL OF WHICH SELLER HEREBY DISCLAIMS, EXCEPT FOR THE SELLER'S WARRANTIES. EXCEPT FOR SELLER'S WARRANTIES, NO WARRANTY OR REPRESENTATION IS MADE BY SELLER AS TO (A) FITNESS FOR ANY PARTICULAR PURPOSE, (B) MERCHANTABILITY, (C) DESIGN, (D) QUALITY, (E) CONDITION, (F) OPERATION OR INCOME, (G) COMPLIANCE WITH DRAWINGS OR SPECIFICATIONS, (H) ABSENCE OF DEFECTS, (I) ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES, (J) ABSENCE OF FAULTS,
(K) FLOODING, OR (L) COMPLIANCE WITH LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT. Purchaser acknowledges that Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic use, compliance, and legal condition of the Property and that except for Seller's warranties Purchaser is not now relying, and will not later rely, upon any representations and warranties made by Seller or anyone acting or claiming to act, by, through or under or on Seller's behalf concerning the Property. The provisions of this Paragraph 2.7 shall survive indefinitely any Closing or termination of this Agreement and shall not be merged into the Closing documents.

                       ARTICLE 3: TITLE AND SURVEY REVIEW

      3.1 Delivery of Title Report. Within 15 days of the date hereof, Seller shall cause to be delivered to Purchaser a preliminary report or title commitment issued by the Title Company (the "Title Report"), covering the Property, together with copies of all documents referenced in the Title Report. Purchaser, at its option and expense, may obtain a survey (the "Survey") of the Property.

      3.2 Title Review and Cure. Purchaser shall notify Seller in writing of any title objections no later than 30 days after the date of this Agreement. Failure timely to provide such a notice of objections shall constitute an approval by Purchaser of all matters disclosed in the Title Report and any matters that would have been disclosed by an accurate survey of the Property. Seller shall have no obligation to cure any title objections except financings created by Seller and/or mechanics' liens created under contracts with Seller, which liens Seller shall cause to be released at the Closing. Seller may, but shall not be obligated to, attempt to cure by the Closing Date any title objections noted by Purchaser. If Seller elects not to cure any title objection, or fails to cure any title objection by the Closing Date, then Purchaser shall either (i) terminate this Agreement by written notice to Seller given on or before 10 days after receipt of any notice by Seller that it elects not to cure or cannot cure any title objections, or, if earlier, the Closing Date, and the Earnest Money shall be refunded to Purchaser, or (ii) waive such title objections, in which event the Closing shall occur and Purchaser shall accept title to the Property subject to such title condition, subject to Seller's foregoing obligation to cause its financing and mechanics' liens to be released. Failure to so terminate shall constitute waiver of title objections other than the aforesaid financing and mechanics liens.


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      3.3 Title Policy. At Closing, as a condition to Purchaser's obligation to close, the Title Company shall deliver to Purchaser an Owner's Policy of Title Insurance (the "Title Policy"), issued by the Title Company, dated the date and time of recording of the Deed in the amount of the Purchase Price, insuring Purchaser as owner of fee simple title to the Property, in such form as permitted by, and subject to such exceptions as set forth in, the most current Title Report as of the expiration of the Due Diligence Period and without exception for any Seller financings or mechanics' liens. The Title Policy may be delivered after Closing if that is customary in the locality and the Title Company has provided a pro-forma policy or marked its commitment in accordance with the above requirements.

                     ARTICLE 4: OPERATIONS AND RISK OF LOSS

      4.1 Ongoing Operations. During the pendency of this Agreement, Seller shall carry on its business and activities relating to the Property substantially in the same manner as it did before the date of this Agreement.

      4.2 Performance under Lease and Service Contracts. During the pendency of this Agreement, Seller will perform its material obligations under the Lease and Service Contracts and other agreements that may affect the Property.

      4.3 New Contracts. During the pendency of this Agreement, Seller will not enter into any contract that will be an obligation affecting the Property subsequent to the Closing, except contracts entered into in the ordinary course of business that are terminable without cause on 30-days' notice, without the prior consent of the Purchaser, which shall not be unreasonably withheld or delayed.

      4.4 Damage or Condemnation. Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened before the Closing, and risk of loss to the Property due to fire, flood or any other cause before the Closing, shall remain with Seller. If before the Closing the Property or any portion thereof shall be materially damaged, or if the Property or any portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then Purchaser may terminate this Agreement by written notice to Seller given within 5 days after Purchaser learns of the damage or taking, in which event the Earnest Money shall be returned to Purchaser. If the Closing Date is within the aforesaid 5-day period, then Closing shall be extended to the next business day following the end of said 5-day period. If no such election is made, and in any event if the damage is not material, this Agreement shall remain in full force and effect and the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Closing of this purchase, Seller shall assign, transfer and set over to Purchaser all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Purchaser any insurance proceeds that may thereafter be made for such damage or destruction giving Purchaser a credit at Closing for any deductible under such policies. For the purposes of this paragraph, the phrases "Material damage" and "Materially damaged" means damage reasonably exceeding 10 percent of the Purchase Price to repair.

                               ARTICLE 5: CLOSING

      5.1 Closing. The consummation of the transaction contemplated herein ("Closing") shall occur on the Closing Date at the offices of the Escrow Agent.

      5.2 Conditions to the Parties' Obligations to Close. The obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transaction contemplated hereunder is contingent upon the following:


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      (a) The other party's representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date, subject to any Seller modifications hereafter made to a Property Representation (as defined and provided for in Paragraph 7.1);

      (b) As of the Closing Date, the other party shall have performed its obligations hereunder and all deliveries to be made at Closing have been tendered;

      (c) There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against the other party that would materially and adversely affect the other party's ability to perform its obligations under this Agreement; and

      (d) There shall exist no pending or threatened action, suit or proceeding with respect to the other party before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby.

      So long as a party is not in default hereunder, if any condition to such party's obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date, such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party on or before the Closing Date, or elect to close, notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition. If such party elects to close, notwithstanding the nonsatisfaction of such condition, there shall be no liability on the part of the other party for breaches of representations and warranties of which the party electing to close had knowledge as of the Closing.

      5.3 Seller's Deliveries in Escrow. On or before the Closing Date, Seller shall deliver in escrow to the Escrow Agent the following:

      (a) Deed. A special or limited warranty deed (warranting title for acts by, through or under Seller) (the "Deed") in the form provided for under the law of the state where the Property is located, or otherwise in conformity with the custom in such jurisdiction and satisfactory to Seller, executed and acknowledged by Seller, conveying, to Purchaser Seller's title to the Property, subject only to: all zoning and building laws, ordinances, maps, resolutions, and regulations of all governmental authorities having jurisdiction which affect the Property and the use and improvement thereof; the Lease(s); all matters of record; and, any state of facts which an accurate survey made of the Property at the time of Closing would show. Any discrepancy between the description of the Property in the deed from Seller's immediate grantor and in the Deed shall be quitclaimed by Seller;

      (b) Assignment of Lease and Contracts and Bill of Sale. An Assignment of Lease and Service Contracts and Bill of Sale in the form of Exhibit C attached hereto, executed by Seller;

      (c) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

      (d) FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller;

      (e) Additional Documents. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

      5.4 Purchaser's Deliveries in Escrow. On or before the Closing Date, Purchaser shall deliver in escrow to the Escrow Agent the following:

      (a) Purchase Price. The Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations, deposited by Purchaser with the Escrow Agent in immediate, same-day federal funds wired for credit into the Escrow Agent's escrow account.


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      (b) Assignment of Lease and Contracts and Bill of Sale. An Assignment of
Lease and Contracts and Bill of Sale in form of Exhibit C attached hereto, executed by Purchaser;

      (c) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property; and

      (d) Additional Documents. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

      5.5 Closing Statements/Escrow Fees. At the Closing, Seller and Purchaser shall deposit with the Escrow Agent executed closing statements consistent with this Agreement in the form required by the Escrow Agent.

      5.6 Title Policy. The Title Policy shall be delivered at Closing as provided in Paragraph 3.3.

      5.7 Possession. Seller shall deliver possession of the Property to Purchaser at the Closing.

      5.8 Post-Closing Deliveries. Immediately after the Closing, Seller shall deliver to the offices of Purchaser's property manager: the original Lease(s); copies or originals of all contracts, receipts for deposits, and unpaid bills; all keys, if any, used in the operation of the Property; and, if in Seller's possession or control, any certificates of occupancy or "as-built" plans and specifications of the Improvements.

      5.9 Notice to Tenants. Seller and Purchaser shall execute at Closing, and deliver to each tenant immediately after the Closing, notices regarding the sale in substantially in the form of Exhibit D attached hereto, or such other form as may be required by applicable state law.

      5.10 Closing Costs. Each party shall pay the following closing costs:

            (a)   Title Policy:
                  (i)   Basic premium - Seller
                  (ii)  Extended coverage - Purchaser
                  (iii) Endorsements - Purchaser
            (b)   Survey - Purchaser
            (c)   Recording charges:
                  (i) Instruments to remove encumbrances that Seller is obligated or agrees to remove - Seller
                  (ii)  All other instruments, including the Deed - Purchaser
            (e) Other - Each party shall pay one-half of the Escrow Agent's escrow fee and its own attorneys' fees. Purchaser shall pay any escrow cancellation fee in the event Purchaser disapproves the Property and elects to cancel the Escrow. If the Escrow is cancelled in connection with a default by any party, the defaulting party shall pay the Escrow cancellation fee. All other costs shall be borne according to local custom.

      5.11 Close of Escrow. Upon satisfaction or completion of the foregoing conditions and deliveries, the parties shall direct the Escrow Agent to immediately record and deliver the documents described above to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

                              ARTICLE 6: PRORATIONS

      6.1 Prorations. If the Purchase Price is received by Escrow Agent by noon on the Closing Date, the day of Closing shall belong to Purchaser and all prorations hereinafter provided to be made as of the Closing shall each be made as of the end of the day before the Closing Date. If the cash portion of the Purchase Price is not so received by Escrow Agent on the Closing Date, then the day of Closing shall belong to Seller and such proration


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shall be made as of the end of the day that is the Closing Date. In each such proration set forth below, the portion thereof applicable to periods beginning as of Closing shall be credited to Purchaser or charged to Purchaser as applicable and the portion thereof applicable to periods ending as of Closing shall be credited to Seller or charged to Seller as applicable.

      (a) Collected Rent. All collected rent (excluding tenant reimbursements for Operating Costs, which are prorated pursuant to (b) below) and other collected income (and any applicable state or local tax on rent) under the Lease(s) in effect on the Closing Date shall be prorated as of the Closing. Seller shall be charged with any rent and other income collected by Seller before Closing but applicable to any period of time after Closing. Uncollected rent and other income shall not be prorated. Purchaser shall apply rent and other income from tenants that are collected after the Closing first to the obligations then owing to Purchaser for its period of ownership and to costs of collection, remitting the balance, if any, to Seller. Any prepaid rents for the period following the Closing Date shall be paid over by Seller to Purchaser. Purchaser will make reasonable efforts, without suit, to collect any rents applicable to the period before Closing. Seller may pursue collection as to any rent not collected by Purchaser within 6 months following the Closing Date, provided that Seller shall have no right to terminate any Lease or any tenant's occupancy under any Lease in connection therewith.

      (b) Operating Costs. Seller, as landlord under the Lease, is currently collecting from the tenant under the Lease additional rent to cover taxes, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, "Operating Costs") in connection with the ownership, operation, maintenance and management of the Property. Seller and Purchaser shall each receive a debit or credit, as the case may be, for the difference between the tenant's current account balances for Operating Costs and amount of Operating Costs reimbursable to Seller. Operating Costs for Seller's period of ownership shall be reasonably estimated by the parties if final bills are not available. Operating Costs that are not payable by the tenant either directly or reimbursable under the Lease shall be prorated between Seller and Purchaser.

      (c) Taxes and Assessments. Real estate taxes and assessments imposed by governmental authority that are not yet due and payable and that are not reimbursable by tenants under the Lease as Operating Costs shall be prorated as of the Closing based upon the most recent ascertainable assessed values and tax rates. Seller shall receive a credit for any taxes and assessments paid by Seller and applicable to any period after the Closing.

      (d) Final Adjustment After Closing. If final prorations cannot be made at Closing for any item being prorated under this Paragraph 6.1, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliation with tenants have been completed, with final adjustment to be made as soon as reasonably possible after the Closing, to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership. Payments in connection with the final adjustment shall be due within 30 days of written notice. Seller shall have reasonable access to, and the right to inspect and audit, Purchaser's books to confirm the final prorations. Seller shall not, however, be charged for any increase in Operating Costs due to increased costs incurred by Purchaser in respect of such subsequent to the Closing.

      6.2 Service Contracts. Purchaser will assume the obligations arising from and after the Closing Date under those Service Contracts that are not terminable as of the Closing Date without notice, expense, or liability to Seller.

      6.3 Tenant Deposit. The tenant security deposits actually received by Seller (and interest thereon if required by law or contract to be earned thereon) and not theretofore applied to tenant obligations under the Lease(s) shall be transferred or credited to Purchaser at Closing or placed in escrow if required by law. As of the Closing, Purchaser shall assume Seller's obligations related to tenant security deposits. Purchaser will indemnify, defend, and hold Seller harmless from and against all demands and claims made by tenants arising out of the transfer or disposition of any security deposits and will reimburse Seller for all attorneys' fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements,


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interest, costs and other expenses incurred or that may be incurred by Seller as a result of any such claims or demands by tenants.

      6.4 Utility Deposits. Purchaser shall be responsible for making any deposits required with utility companies.

      6.5 Sale Commissions. Seller and Purchaser represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction other than Broker. If this transaction is closed, Seller shall pay Broker in accordance with their separate agreement. Broker is an independent contractor and is not authorized to make any agreement or representation on behalf of either party. Except as expressly set forth above, if any claim is made for broker's or finder's fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall defend, indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party.

                    ARTICLE 7: REPRESENTATIONS AND WARRANTIES

      7.1 Seller's Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser that:

      (a) Organization and Authority. Seller has been duly organized and is validly existing as a Delaware corporation, in good standing in the State of Delaware and is qualified to do business in the state in which the Property is located. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

      (b) Conflicts and Pending Action. There is no agreement to which Seller is a party or to Seller's knowledge binding on Seller which is in conflict with this Agreement. There is no action or proceeding pending or, to Seller's knowledge, threatened against Seller of the Property, including condemnation proceedings, which challenges or impairs Seller's ability to execute or perform its obligations under this Agreement.

      (c) Lease. With respect to the Lease, the copy of such Lease provided to Purchaser pursuant to Paragraph 2.1 is true, correct and complete. Seller's representation in this Paragraph 7.1(c) shall be void and no claim shall be actionable or enforceable with respect to any Lease for which a tenant estoppel complying with the requirements of Paragraph 2.2 is obtained in connection with this transaction.

      (d) Service Contracts. The list of Service Contracts delivered to Purchaser pursuant to this Agreement is true, correct, and complete as of the date of its delivery. Neither Seller nor, to Seller's knowledge, any other party is in material default under any Service Contract.

      (e) Leasing Commissions. To Seller's knowledge, no leasing commissions are due with respect to the Lease or any expansion or renewal of the Lease.

      (f) Compliance with Law. To Seller's knowledge, Seller is not in actual receipt of and has not received any written notice, addressed specifically to Seller and sent by any governmental authority or agency having jurisdiction over the Property, that the Property or its use is in material violation of any law, ordinance, or regulation.

      (g) Violation of Environmental Laws. To Seller's knowledge, Seller has not received any notice that the Property is in violation of any Environmental Laws. The term "Environmental Laws" means the Resource

Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act and equivalent state laws.

      "Seller's knowledge," as used in this Agreement means the current actual knowledge of Mark H. Degner and any Asset Manager for the Property of Seller, without any duty of inquiry or investigation.

      Seller's representations and warranties in subparagraphs (c), (d), (e),
(f) and (g) ("Property Representations") are qualified by any knowledge obtained by Purchaser by the expiration of the Due Diligence Period. Seller may further qualify the Property Representations by notice, specifying with reasonable particularity the facts and circumstances known to Seller that make the applicable Property Representation false, misleading or inaccurate, delivered to Purchaser before the Closing Date. If Seller delivers a Property Representation notice within less than 3 business days before the Closing, then the Purchaser may by notice to Seller extend the Closing Date to that day which is 3 business days after the date of receipt of the Property Representation notice. If any Property Representation notice delivered after the Due Diligence Period effects a material adverse change in the matter covered by the applicable Property Representation, then Purchaser, as its sole remedy, may terminate this Agreement within 3 business days after receipt of such notice and receive a refund of the Earnest Money.

      7.2 Purchaser's Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:

      (a) Organization and Authority. Purchaser has been duly organized and is validly existing as a corporation, in good standing in the State of Georgia and is qualified to do business in the state in which the Property is located. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

      (b) Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser's knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser's knowledge, threatened against Purchaser which challenges or impairs Purchaser's ability to execute or perform its obligations under this Agreement.

                         ARTICLE 8: DEFAULT AND DAMAGES

      8.1 Default by Purchaser. If Purchaser shall default in its obligation to purchase the Property pursuant to this Agreement, Purchaser agrees that Seller shall have the right to have the Escrow Agent deliver the Earnest Money to Seller as liquidated damages to recompense Seller for time spent, labor and services performed, and the loss of its bargain. Purchaser and Seller agree that it would be impracticable or extremely difficult to affix damages if Purchaser so defaults and that the Earnest Money, together with the interest thereon, represents a reasonable estimate of Seller's damages. Seller agrees to accept the Earnest Money as Seller's total damages and relief hereunder if Purchaser defaults in its obligation to close hereunder. If Purchaser does so default, this Agreement shall be terminated and Purchaser shall have no further right, title, or interest in or to the Property.

      8.2 Default by Seller. If Seller defaults in its obligation to sell and convey the Property to Purchaser pursuant to this Agreement, Purchaser's sole remedy shall be to elect one of the following: (a) to terminate this Agreement, in which event Purchaser shall be entitled to the return by the Title Company to Purchaser of the Earnest Money, or (b) to bring a suit for specific performance provided that any suit for specific performance must be brought within 90 days of Seller's default, to the extent permitted by law, Purchaser waiving the right to bring suit at any later date. This Agreement confers no present right, title or interest in the Property to Purchaser and Purchaser agrees not to file a lis pendens or other similar notice against the Property except in connection with, and after, the proper filing of a suit for specific performance.

                       ARTICLE 9: EARNEST MONEY PROVISIONS

      9.1 Investment and Use of Funds. The Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to both Purchaser and Seller, shall not commingle the Earnest Money with any funds of the Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. If the Closing under this Agreement occurs, the Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Purchaser on the Closing Date.

      9.2 Termination by Seller or Purchaser.

      (a) Upon not less than 7 business days prior written notice executed by Seller and delivered to both Purchaser and Escrow Agent in accordance with
Section 7, asserting that (i) Purchaser has breached or otherwise defaulted and failed to perform its obligations under the Purchase Agreement, and (ii) Seller is entitled to retain the Earnest Money on account thereof, as provided in the Purchase Agreement, Escrow Agent shall deliver the Earnest Money to Seller; provided, however, that if Purchaser shall, within said 7 day period, deliver to Seller and Escrow Agent a written notice that it disputes Seller's claim to the Earnest Money, Escrow Agent shall retain the Earnest Money until it receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Earnest Money, or until ordered by final court order, decree or judgment, which has not been appealed, to deliver the Earnest Money to a particular party, in which event the Earnest Money shall be delivered in accordance with such notice, instruction, order, decree or judgment.

      (b) Upon not less than 7 business days' prior written notice executed by Purchaser and delivered to Seller and Escrow Agent in accordance with Section 7, asserting that Purchaser is entitled to the return of the Earnest Money under the Purchase Agreement, Escrow Agent shall deliver the Earnest Money to Purchaser; provided, however, that if Seller shall, within said 7 day period, deliver to Purchaser and Escrow Agent a written notice that it disputes Purchaser's claim or right to receive back the Earnest Money, Escrow Agent shall retain the Earnest Money until it receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Earnest Money, or until ordered by final court order, decree or judgment, which has not been appealed, to deliver the Earnest Money to a particular party, in which event the Earnest Money shall be delivered in accordance with such notice instruction, order, decree, or judgment.

      In the event either (a) or (b) of this Section shall occur, Purchaser's or Seller's notice to Escrow Agent shall include a statement on which Escrow Agent may rely, that Purchaser or Seller has notified the other party that the requesting party is entitled to the Earnest Money. However, upon receipt by Escrow Agent of a notice from Seller or Purchaser, as the case may be, claiming the Earnest Money, Escrow Agent shall immediately forward a copy of such notice to the other party.

      9.3 Interpleader. Seller and Purchaser mutually agree that in the event of any controversy regarding the Earnest Money, unless mutual written instructions are received by the Escrow Agent directing the Earnest Money's disposition, the Escrow Agent shall not take any action, but instead shall await the disposition of any proceeding relating to the Earnest Money or, at the Escrow Agent's option, the Escrow Agent may interplead all parties and deposit the Earnest Money with a court of competent jurisdiction in which event the Escrow Agent may recover all of its court costs and reasonable attorneys' fees. Seller or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Escrow Agent, as well as the reasonable attorneys' fees of the prevailing party in accordance with the other provisions of this Agreement.

      9.4 Liability of Escrow Agent. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Seller or Purchaser resulting from the Escrow Agent's mistake of law respecting the Escrow Agent's scope or nature of its duties. Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

                            ARTICLE 10: MISCELLANEOUS

      10.1 Parties Bound. Neither party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void; provided that Purchaser may assign this Agreement without Seller's consent to an Affiliate. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties. For the purposes of this paragraph, the term "Affiliate" means (a) an entity that directly or indirectly controls, is controlled by or is under common control with the Purchaser or (b) an entity at least a majority of whose economic interest is owned by Purchaser; and the term "control" means the power to direct the management of such entity through voting rights, ownership or contractual obligations. No such assignment will, however, relieve Purchaser from any liabilities or obligations under this Agreement.

      10.2 Confidentiality. Purchaser shall make no public announcement or disclosure of this Agreement or any information related to this Agreement, before or for a period of one year after the Closing, without the prior written consent of Seller. Purchaser shall not record this Agreement or any memorandum of this Agreement. The confidentiality provisions of this Paragraph 10.2 shall not apply to (i) public disclosure made by Purchaser as required by law or (ii) disclosures made to persons involved in the sale or purchase of an interest in Purchaser or its Affiliates as long as Seller's identity remains confidential.

      10.3 Headings. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

      10.4 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

      10.5 Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Property is located.

      10.6 Survival. Unless otherwise expressly stated in this Agreement, each of the covenants, obligations, representations, and agreements contained in this Agreement, including Paragraphs 7.1 (c) through (g),shall survive the Closing and the execution and delivery of the Deed required hereunder only for a period of 12 months immediately following the Closing Date; provided, however the indemnification provisions of Paragraph 2.4, 6.3 and 6.5, and the provisions of Paragraph 6.1(d) shall survive the termination of this Agreement or the Closing, whichever occurs, and shall not be merged, until the applicable statute of limitations with respect to any claim, cause of action, suit or other action relating thereto shall have fully and finally expired. Any claim based upon a misrepresentation or a breach of a warranty contained in Article 7 of this Agreement shall be actionable or enforceable if and only if: (i) notice of such claim is given to the party which allegedly made such misrepresentation or breached such covenant, obligation, warranty or agreement within 12 months after the Closing Date; and (ii) the amount of damages or losses as a result of such claim suffered or sustained by the party making such claim exceeds $25,000.

      10.7 No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

      10.8 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property except for any confidentiality agreement binding on Purchaser, which shall not be superseded by this Agreement. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

      10.9 Time. Time is of the essence in the performance of this Agreement.

      10.10 Attorneys' Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including attorneys' fees, expended or incurred in connection therewith.

      10.11 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Paragraph 1.1. Any such notices shall be either (a) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (b) sent by facsimile, with written confirmation by overnight or first class mail, in which case notice shall be deemed delivered upon receipt of confirmation of transmission of such facsimile notice, or (c) sent by personal delivery, in which case notice shall be deemed delivered upon receipt. Any notice sent by facsimile or personal delivery and delivered after 5:00 Denver, Colorado time shall be deemed received on the next business day. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

      10.12 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement, and agree that the normal rule of construction - to the effect that any ambiguities are to be resolved against the drafting party - shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

      10.13 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in Colorado, Georgia or Utah, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. Denver, Colorado time.

      10.14 Procedure for Indemnity. The following provisions govern actions for indemnity under this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.

      10.15 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

      10.16 Waiver of Jury Trial. To the extent permitted by applicable law, the parties hereby waive any right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                                SIGNATURE PAGE TO
                           PURCHASE AND SALE AGREEMENT
                                 BY AND BETWEEN
                      SCI DEVELOPMENT SERVICES INCORPORATED
                                       AND
                          WELLS DEVELOPMENT CORPORATION

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

                                    SCI DEVELOPMENT SERVICES INCORPORATED


                                    By: /s/ Mark H. Degner
                                       -----------------------------------------
                                    Name:   Mark H. Degner
Date: 2/4/98                        Title:  Vice President
                                                                        "Seller"

                                    WELLS DEVELOPMENT CORPORATION


                                    By: /s/ Leo F. Wells
                                       -----------------------------------------
                                    Name:   Leo F. Wells, III
Date: 2/3/98                        Title:  President
                                                                     "Purchaser"

Escrow Agent has executed this Agreement in order to confirm that the Escrow Agent has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of Article 9.

                                    FOUNDER'S TITLE


                                    By: /s/ Jim C. Morris
                                       -----------------------------------------
                                    Name:   Jim C. Morris
Date: 2/6/98                        Title:  V.P.